Exhibit 32.1
Certification of President and Chief Executive Officer of Sunoco Partners LLC
18 U.S.C. Section 1350 as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with this Quarterly Report on Form 10-Q of Sunoco Logistics Partners L.P. for the quarter ended September 30, 2013, I, Michael J. Hennigan, President and Chief Executive Officer of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.

Date: November 7, 2013

/s/ MICHAEL J. HENNIGAN
Michael J. Hennigan
President and Chief Executive Officer